Exhibit 99.1

Renmin Tianli Group, Inc. Regains Compliance with Nasdaq Listing Rule 5250(c)(1)

WUHAN CITY, China, Nov. 29, 2018 /PRNewswire/ -- Renmin Tianli Group, Inc. (NASDAQ:ABAC) ("Renmin Tianli" or the "Company"), a producer of breeder hogs, market hogs and black hogs, as well as specialty processed black hog pork products sold through retail outlets and the internet, with headquarters in Wuhan City, Hubei Province, China, today received a notification letter from the Nasdaq Stock Market (“Nasdaq”) stating that, based on the November 28, 2018, filing of the Company’s Form 10-Q for the period ended September 30, 2018, the Company regained compliance with Nasdaq Listing Rule 5250(c)(1).

About Renmin Tianli Group, Inc.

Renmin Tianli Group, Inc. (the "Company"), is in the business of breeding, raising and selling breeder and market hogs in China. The Company also sells specialty processed black hog pork products through supermarkets and other retail outlets, as well as the internet.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tony Tian, CFA
Weitian Group LLC
Phone: +1-732-910-9692
Email: ttian@weitianco.com